UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Linnegatan 89, SE-115 23 Stockholm, Sweden
2700 Augustine Drive, Suite 100, Santa Clara, CA. 95054
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
+468 667 1717 — Sweden
 (925) 768-0620 — USA

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-99.1	Press Release of the Company dated April 26, 2012

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See Item 8.01, which is incorporated herein by reference.

Item 8.01.	Other Events.

On April 25, 2012 the NASDAQ Stock Market LLC approved the Company's application to list the Company's common stock on the NASDAQ Global Market, with trading expected to begin on May 1, 2012.  The Company's common stock will continue to be traded under the symbol "NEON."

As of listing on NASDAQ, the Company’s common stock will no longer be quoted on the Over-the-Counter Bulletin Board quotation system.

A copy of the Company’s press release dated April 26, 2012 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.     Description
-------------   ----------------------------------------------------------------

Exhibit 99.1	Press Release of the Company dated April 26, 2012.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Company's plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  These risks and uncertainties are discussed under “Risk Factors” and elsewhere in the Company's public filings with the U.S. Securities and Exchange Commission from time to time, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By: /s/ David W. Brunton
Name:  David W. Brunton
Title:    Chief Financial Officer

 Date:           April 26, 2012